EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Tanger Properties Limited Partnership on Form S-3 (File Nos. 33-99736-01, 333-3526-01 and 333-39365-01) of our reports dated January 19, 1998 on our audits of the financial statements and financial statement schedule of Tanger Properties Limited Partnership as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND L.L.P.

Greensboro, North Carolina
March 11, 1998